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EXHIBIT 10.22

                           STOCK REDEMPTION AGREEMENT

      THIS STOCK REDEMPTION AGREEMENT ("Agreement") is made effective as of the 13th day of August, 2008 (the "Effective Date"), by and between FRANK G. PRINGLE ("Seller") and GLOBAL RESOURCE CORPORATION (the "Corporation").

                                   BACKGROUND

      A. With the approval of its Board of Directors, the Corporation desires to redeem from Seller six million six hundred thousand shares of common stock of the Corporation (each a "Share" and collectively, the "Shares"), on the terms and conditions set forth herein.

      B. Seller desires to sell the Shares to the Corporation, on the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. SALE AND PURCHASE OF SHARES. Seller hereby sells to the Corporation and the Corporation hereby purchases and redeems from Seller the Shares. The price for each Share shall be twenty-five cents ($0.25) and the total purchase price shall be one million six hundred fifty thousand dollars ($1,650,000.00).

      2. PAYMENT OF THE PURCHASE PRICE. The purchase price for the Shares redeemed herein shall be paid by the Corporation to Seller by cash or acceptable cash equivalent upon the signing of this Agreement by both parties.

      3. SELLER REPRESENTATIONS. Seller represents and warrants the following to the Corporation:

            a. The Shares will be transferred to the Corporation free and clear of all liens, pledges and encumbrances whatsoever.

            b. Seller has the full power and lawful authority to enter into this Agreement and sell and transfer the Shares to the Corporation.

      4. CORPORATION REPRESENTATIONS. The Corporation represents and warrants the following to Seller:

            a. The Corporation has the full power and lawful authority to enter into this Agreement and redeem the Shares from Seller.

      5. ARBITRATION.

            a. Any dispute, difference, disagreement, or controversy between the parties hereto, arising out of or in connection with this Agreement or the interpretation of the meaning or construction of this Agreement, shall be referred to a single arbitrator agreed upon by the parties to such dispute. If


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the parties to the dispute are unable to agree upon the selection of such arbitrator, then an arbitrator shall be appointed by the American Arbitration Association pursuant to its existing rules and regulations. Such arbitration shall take place in Camden County, New Jersey, unless otherwise agreed upon by all of the parties. Every such dispute, difference, disagreement or controversy which is submitted to arbitration shall be dealt with and disposed of pursuant to the rules of the American Arbitration Association, and every award or determination therein shall be final and binding upon all of the parties. There shall be no appeal from such award or determination, and judgment thereon may be entered in any court of competent jurisdiction.

            b. The arbitrator, if he deems that the case requires it, is authorized to award to the party whose contention is sustained, such sums as he shall deem proper to compensate such party for the time and expense incident to the proceeding and, if the arbitration was demanded without reasonable cause, he may also award damages for delay. The arbitrator shall fix his own compensation, unless otherwise provided by agreement, and shall assess the costs and charges of the proceedings upon any or all parties.

      6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties hereto. The execution of any number of counterparts shall have the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

      7. CHOICE OF LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by, and construed in accordance with, the laws applicable to contracts made and wholly performed within the State of Nevada.

      8. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. The expressed terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto.

      9. HEADINGS. The headings to the various sections and subdivisions contained in this Agreement are for convenience of reference only and are not intended, nor shall they be construed, to modify, define, limit, or expand the intent of the parties as expressed in this Agreement, and they shall not affect the meaning or interpretation of this Agreement.

      10. GENDER AND NUMBER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.



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      11. WAIVER. The waiver by either party of any of the terms and/or conditions hereof and/or of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any party of any other breach or of any subsequent breach.

      12. BENEFIT AND OBLIGATION. This Agreement shall be binding upon and inure to the benefit of all the parties hereto, their successors, assigns, personal representatives and heirs, as the case may be.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

                                                  SELLER:


                                                  /S/ FRANK G. PRINGLE
                                                  ---------------------
                                                  FRANK G. PRINGLE




                                                 GLOBAL RESOURCE CORPORATION


                                                 By: /s/ Jeffrey J. Andrews
                                                      -----------------
                                                 Name: Jeffrey J. Andrews
                                                 Title: Chief Financial Officer